Exhibit 10.19
EXECUTIVE OFFICER W/EMPLOYMENT AGREEMENT
ULTRATECH, INC.
GRANT AGREEMENT
WITNESSETH:
RECITALS
A. The Corporation’s Board of Directors (the “Board”) has adopted the Corporation’s 1993 Stock Option/Stock Issuance Plan (the “Plan”) for the purpose of attracting and retaining the services of key employees (including officers and directors), non-employee Board members and consultants and other independent advisors.
B. Optionee is an individual who is to render valuable services to the Corporation or one or more parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of a stock option to Optionee.
NOW, THEREFORE, it is hereby agreed as follows:
1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, the Corporation hereby grants to Optionee, as of the grant date (the “Date of Grant”) specified in the accompanying Notice of Grant of Stock Option (the “Grant Notice”), a stock option to purchase up to that number of shares of the Corporation’s Common Stock (the “Shares Granted”) specified in the Grant Notice. Such Shares Granted shall be purchasable from time to time during the option term at the option price (the “Option Price”) specified in the Grant Notice.
2. Option Term. This option shall expire at the close of business on the expiration date (the “Expiration Date”) specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5 or 6.
3. Limited Transferability.
A. This option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee.
B. If this option is designated a Non-Statutory Option in the Grant Notice, then this option may be assigned in whole or in part during Optionee’s lifetime by gift or pursuant to a domestic relations order to one or more members of Optionee’s family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

4. Dates of Exercise.
A. This option shall become exercisable for the Shares Granted in accordance with the installment schedule specified in the Grant Notice. As the option becomes exercisable for one or more installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or Paragraph 6 of this Agreement. In no event shall this option become exercisable for any additional Shares Granted following Optionee’s cessation of Service.
B. Should Optionee’s Service be terminated by reason of (A) death, (B) Involuntary Termination at or after attainment of age sixty-five (65) or (C) permanent disability, then all of the option shares at the time subject to this option but not otherwise vested shall vest in full so that this option may be exercised for any or all of the option shares as fully vested shares of Common Stock.
C. Should Optionee’s Service be terminated by reason of Involuntary Termination prior to attainment of age sixty-five (65), then twenty five percent (25%) of the total number of Shares Granted shall vest (or such lesser percentage as to make this option fully vested) so that this option may be exercised for an additional twenty-five percent (25%) of the total number of Shares Granted (not to exceed 100% of the option shares at that time subject to this option) as fully vested shares of Common Stock.
5. Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:
(i) This option shall immediately terminate and cease to be outstanding for any Shares Granted for which it is not exercisable at the time of Optionee’s cessation of Service.
(ii) Should Optionee cease Service for any reason other than (A) death, (B) Involuntary Termination or (C) permanent disability while this option remains outstanding, then Optionee shall have a three (3)-month period measured from the date of such cessation of Service in which to exercise this option for any or all of the Shares Granted for which this option is exercisable at the time of such cessation of Service. In no event, however, may this option be exercised at any time after the specified Expiration Date of the option term. Upon the expiration of such three (3)-month period or (if earlier) upon the specified Expiration Date of the option term, this option shall terminate and cease to be outstanding. Provided, however, that in the event this option is assumed in connection with a Corporate Transaction, the provisions of Paragraph 6.C shall apply.

(iii) Should Optionee die while in Service or within the three (3)-month period following his or her cessation of Service, then the personal representative of Optionee’s estate, or the person or persons to whom this option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution or the person or persons to whom this option is assigned in accordance with Paragraph 3, as the case may be, shall have the right to exercise the option for any or all of the Shares Granted for which this option is exercisable at the time of Optionee’s cessation of Service, less any Shares Granted subsequently purchased by Optionee prior to death. Such right shall lapse, and this option shall terminate and cease to remain outstanding, upon the earlier of (A) the expiration of the one (1) year and ninety (90) day period measured from the date of Optionee’s death or (B) the Expiration Date.
(iv) Should Optionee become permanently disabled and cease by reason thereof to remain in Service or should Optionee’s Service be terminated by reason of an Involuntary Termination, then Optionee shall have a one (1) year and ninety (90) day period commencing with the date of such cessation of Service in which to exercise this option for any or all of the Shares Granted for which this option is exercisable at the time of such cessation of Service. In no event, however, may this option be exercised at any time after the specified Expiration Date of the option term. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.
Note: If this option is designated as an incentive stock option in the Grant Notice, then this option shall cease to qualify for favorable tax treatment under the Federal tax laws if (and to the extent) this option is exercised for one or more Shares Granted: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or permanent disability, as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) or (ii) more than one (1) year after the date Optionee ceases to be an Employee by reason of permanent disability, as such term is defined in Section 22(e)(3) of the Code.
(v) Should (A) Optionee’s Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (B) Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or any parent or subsidiary, then in any such event this option shall terminate immediately and cease to be outstanding.
(vi) During the limited period of post-Service exercisability applicable pursuant to subparagraphs (ii) through (iv) above, this option may not be exercised in the aggregate for more than the number of Shares Granted (if any) for which this option is, at the time of the Optionee’s cessation of Service, exercisable in accordance with either the normal exercise provisions specified in the Grant Notice or the special acceleration provisions of Paragraph 4.B or Paragraph 6 of this Agreement.

(vii) For purposes of this Agreement, the following definitional provisions shall be in effect:
A. Optionee shall be deemed to remain in Service for so long as such individual renders services on a periodic basis to the Corporation (or any parent or subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor.
B. Optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Corporation or any parent or subsidiary, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.
C. Optionee shall be deemed to be permanently disabled and to have incurred a permanent disability if Optionee is unable because of physical or mental illness or injury, to perform his customary duties as an executive officer of the Corporation, with or without reasonable accommodation, and such disabled condition continues for a period of one hundred eighty (180) continuous days as determined by an approved medical doctor. For purposes hereof, an approved medical doctor shall mean a doctor selected by the Corporation and the Optionee. If the Corporation and the Optionee cannot agree on a medical doctor, each shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.
D. A corporation shall be considered to be a subsidiary of the Corporation if it is a member of an unbroken chain of corporations beginning with the Corporation, provided each such corporation in the chain (other than the last corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
E. A corporation shall be considered to be a parent of the Corporation if it is a member of an unbroken chain ending with the Corporation, provided each such corporation in the chain (other than the Corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
F. An involuntary termination shall mean the termination of the Optionee’s Service by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than a termination for misconduct, or
(ii) such individual’s voluntary resignation following any of the following events: (A) any reduction in the level of the Optionee’s annual rate of base salary, except a reduction that is part of a program applicable to all of the Corporation’s officers to reduce expenses; (B) the failure by the Corporation or any Parent or Subsidiary (or any successor to the Corporation) to comply with any material terms of the Employment Agreement (if any) or any other material agreement between the Optionee and the Corporation or any Parent or Subsidiary (or any successor to the Corporation); (C) any material reduction in the nature or scope of the Optionee’s duties, title, function, authority or responsibilities, subject to any limitations specified in the Employment Agreement (if any); or (D) a requirement that the Optionee relocate his or her principal office to a location that is more than sixty (60) miles from the location of his or her principal office determined as of the option Date of Grant; provided, however, that none of the events specified above shall constitute grounds for an Involuntary Termination unless the Participant shall have notified the Corporation in writing describing the event which constitute grounds for such Involuntary Termination within sixty (60) days following the occurrence of such event and the Corporation shall have failed to cure such event within thirty (30) days after the Corporation’s receipt of such written notice.
G. Employment agreement shall mean the written employment agreement (if any) between the Corporation and the Optionee in effect on the option Date of Grant.
6. Corporate Transaction.
A. In the event of any of the following stockholder-approved transactions to which the Corporation is a party (a “Corporate Transaction”):
(i) a merger or consolidation in which the Corporation is not the surviving entity and in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to person or persons different from the persons holding those securities immediately prior to such merger or consolidation,
(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

(iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger, this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all the Shares Granted which are at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares.
B. This option, to the extent not previously exercised, shall terminate upon the consummation of such Corporate Transaction and cease to be outstanding, unless it is expressly assumed by the successor corporation or parent thereof or otherwise continued in effect.
C. If this option is assumed in connection with the Corporate Transaction or is otherwise to continue outstanding, then this option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Option Price payable per share, provided the aggregate Option Price payable hereunder shall remain the same. In addition, upon the Optionee’s cessation of Service for any reason following such Corporate Transaction, Optionee shall have a one (1) year and ninety (90) day period commencing with the date of such cessation of Service in which to exercise this option for any or all of the Shares Granted at the time subject to this option at the time of such cessation of Service. In no event, however, may this option be exercised at any time after the specified Expiration Date of the option term. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.
D. The portion of this option (if any) accelerated in connection with any Corporate Transaction shall remain exercisable as an incentive stock option under the Federal tax laws (if the option is designated as such in the Grant Notice) only to the extent the applicable dollar limitation of Paragraph 17 is not exceed in the calendar year of such Corporate Transaction.
E. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
7. Adjustment in Option Shares. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares spin-off transaction or other change affecting the outstanding Common Stock as a class effected without the Corporation’s receipt of consideration or should the value of the outstanding shares of Common Stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution, the Plan Administrator shall make equitable adjustments to (i) the number and/or class of securities subject to this option and (ii) the Option Price payable per share in order to prevent any dilution or enlargement of benefits hereunder. Such adjustments by the Plan Administrator shall be final, binding and conclusive. In the event of a Corporate Transaction, the adjustments (if any) shall be made in accordance with the provisions of Paragraph 6.

8. Privilege of Stock Ownership. The holder of this option shall not have any of the rights of a stockholder with respect to the Shares Granted until such individual shall have exercised the option and paid the Option Price for the purchased shares.
9. Manner of Exercising Option.
A. In order to exercise this option with respect to all or any part of the Shares Granted for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee’s death, Optionee’s executor, administrator, heir or legatee, as the case may be) must take the following actions:
(i) Deliver to the Corporate Secretary of the Corporation an executed notice of exercise in substantially the form of Exhibit I to this Agreement (the “Exercise Notice”) in which there is specified the number of Shares Granted which are to be purchased under the exercised option.
(ii) Pay the aggregate Option Price for the purchased shares through one or more of the following alternatives:
- full payment in cash or by check payable to the Corporation’s order;
- full payment in shares of Common Stock valued at Fair Market Value on the Exercise Date (as such term is defined below) and held for any required period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes,
- full payment in a combination of shares of Common Stock valued at Fair Market Value on the Exercise Date (as such terms are defined below) and held for any required period necessary to avoid a charge to the Corporation’s reported earnings and cash or check payable to the Corporation’s order; or
- full payment effected through a broker-dealer sale and remittance procedure pursuant to which Optionee shall provide irrevocable instructions to (I) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-notification/pre-clearance policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus all applicable Federal, State and local income taxes and employment taxes required to be withheld in connection with such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on the settlement date in order to complete the sale transaction.

(iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.
B. For purposes of this Agreement, the Exercise Date shall be the date on which the executed Exercise Notice shall have been delivered to the Corporation. Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Option Price for the purchased shares must accompany such Exercise Notice. For all valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Global Select Market. If there is no such reported price on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
C. As soon as practical after receipt of the Exercise Notice, the Corporation shall mail or deliver to or on behalf of Optionee (or any other person or persons exercising this option in accordance herewith) a certificate or certificates representing the purchased shares.
D. In no event may this option be exercised for any fractional shares.
10. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.
11. Compliance with Laws and Regulations. The exercise of this option and the issuance of Shares Granted upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Corporation’s Common Stock may be listed at the time of such exercise and issuance.
12. Successors and Assigns. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs and legal representatives of Optionee and the successors and assigns of the Corporation.
13. Liability of Corporation.
A. If the Shares Granted covered by this Agreement exceed, as of the Date of Grant, the number of shares which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares unless stockholder approval of an amendment sufficiently increasing the number of shares issuable under the Plan is obtained in accordance with the provisions of Section II of Article Five of the Plan.

B. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation however, shall use its best efforts to obtain all such approvals.
14. Employment/Service At Will. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in the Service of the Corporation (or any parent or subsidiary employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any such parent or subsidiary) or Optionee, which rights are hereby expressly reserved by each party, to terminate Optionee’s Service at any time for any reason whatsoever, with or without cause.
15. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at the Corporation’s principal offices at 3050 Zanker Road, San Jose, CA 95134. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.
16. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.
17. Additional Terms Applicable to an Incentive Stock Option. In the event this option is designated an incentive stock option in the Grant Notice, the following terms and conditions shall also apply to the grant:
A. This option shall cease to qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) this option is exercised for one or more Shares Granted: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or permanent disability (as defined in Paragraph 5) or (ii) more than one (1) year after the date Optionee ceases to be an Employee by reason of permanent disability.
B. If this option is to become exercisable in a series of installments as indicated in the Grant Notice, no such installment shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) the aggregate Fair Market Value (determined at the Date of Grant) of the Corporation’s Common Stock for which such installment first becomes exercisable hereunder will, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other incentive stock options granted to Optionee prior to the Date of Grant (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the number of shares of Common Stock for which this option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, the option may nevertheless be exercised for those excess shares in such calendar year as a non-statutory option.
C. Should the exercisability of this option be accelerated upon a Corporate Transaction in accordance with Paragraph 6, then this option shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws only to the extent the aggregate Fair Market Value (determined at the Date of Grant) of the Corporation’s Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction occurs does not, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other incentive stock options granted to Optionee prior to the Date of Grant (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the number of shares of Common Stock for which this option first becomes exercisable in the calendar year of such Corporate Transaction exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, the option may nevertheless be exercised for the excess shares in such calendar year as a non-statutory option.
D. Should the Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted, except to the extent otherwise required under applicable law or regulation.
E. To the extent this option should fail to qualify as an incentive stock option under the Federal tax laws, Optionee will recognize compensation income in connection with the acquisition of one or more Shares Granted hereunder, and Optionee must make appropriate arrangements for the satisfaction of all Federal, State or local income and employment tax withholding requirements applicable to such compensation income.
18. Additional Terms Applicable to a Non-Statutory Stock Option. In the event this option is designated a non-statutory stock option in the Grant Notice, Optionee shall make appropriate arrangements with the Corporation or any parent or subsidiary employing Optionee for the satisfaction of all Federal, State or local income tax and employment tax withholding requirements applicable to the exercise of this option.

19. Leave of Absence. The following provisions shall apply upon the Optionee’s commencement of an authorized leave of absence:
(i) The exercise schedule in effect under the Grant Notice shall be frozen as of the first day of the authorized leave, and this option shall not become exercisable for any additional installments of the Shares Granted during the period Optionee remains on such leave.
(ii) Should Optionee resume active Employee status within thirty (30) days after the start date of the authorized leave, Optionee shall, for purposes of the exercise schedule set forth in the Grant Notice, receive Service credit for the entire period of such leave. If Optionee does not resume active Employee status within such thirty (30)-day period, then no Service credit shall be given for the period of such leave.
(iii) If the option is designated as an Incentive Option in the Grant Notice, then the following additional provision shall apply:
If the leave of absence continues for more than three (3) months, then this option shall automatically convert to a Non-Statutory Option under the Federal tax laws at the end of the three (3) month measured from the day immediately following the expiration of the first three (3) months of such leave, unless the Optionee is provided, either by statute or by written contract, with the right to return to Employee status following the expiration of such leave. Following any such conversion of the option, all subsequent exercises of such option, whether effected before or after Optionee’s return to active Employee status, shall result in an immediate taxable event, and the Corporation shall be required to collect from Optionee the Federal, state and local income and employment withholding taxes applicable to such exercise.
(iv) In no event shall this option become exercisable for any additional Shares Granted or otherwise remain outstanding if Optionee does not resume Employee status prior to the Expiration Date of the option term.

EXHIBIT I
NOTICE OF EXERCISE OF STOCK OPTION
I hereby notify Ultratech, Inc. (the “Corporation”) that I elect to purchase  _____  shares of the Corporation’s Common Stock (the “Purchased Shares”) at the option exercise price of $ _____ per share (the “Option Price”) pursuant to that certain option (the “Option”) granted to me under the Corporation’s 1993 Stock Option/Stock Issuance Plan on  _____,  ___.
Concurrently with the delivery of this Exercise Notice to the Corporate Secretary of the Corporation, I shall hereby pay to the Corporation the Option Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect the payment of the Option Price for the Purchased Shares.
__________, 20___
Date

Optionee

Address:

Print name in exact manner it is to appear on the stock certificate:

Address to which certificate is to be sent, if different from address above:

Social Security Number: